UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)     January 1, 2009

Merrill Lynch Mortgage Trust 2008-C1
(Exact Name of the Issuing Entity)

Merrill Lynch Mortgage Investors, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Bank of America, National Association, Dexia Real Estate Capital Markets,
Merrill Lynch Mortgage Lending, Inc., PNC Bank, National Association,
General Electric Capital Corporation and Capmark Finance Inc.
(Exact Name of Sponsor as Specified in Its Charter)

Delaware	333-142235-06	13-3416059
(State of Other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification No. of Registrant)

4 World Financial Center, 16th Floor 250 Vesey Street, New York, New York		10080
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code, is (212) 449-1000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01  Other Events.
On January 1, 2009, pursuant to the terms and conditions of the Agreement and Plan of Merger, dated September 15, 2008 as amended by Amendment No. 1, dated October 21, 2008, between Bank of America Corporation (“Bank of America”) and Merrill Lynch & Co., Inc. (“Merrill Lynch”),  a wholly-owned subsidiary of Bank of America consummated its merger with and into Merrill Lynch, with Merrill Lynch continuing as the surviving corporation and as a subsidiary of Bank of America (the “Merger”).  As a result of the Merger, among other things, all of the direct and indirect subsidiaries of Merrill Lynch (which include the registrant, Merrill Lynch Mortgage Investors, Inc.) have become indirect subsidiaries of Bank of America.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	January 6, 2009	MERRILL LYNCH MORTGAGE INVESTORS, INC.

By: /s/David M. Rodgers
Name: David M. Rodgers Title: Executive Vice President Chief Officer in Charge of Commercial Mortgage Securitization